UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2023

MIND MEDICINE (MINDMED) INC.

(Exact name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Suite 8500 New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 220-6633

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MNMD	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 14, 2023, Mind Medicine (MindMed) Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) to report that, on August 11, 2023, the Company and certain of its subsidiaries party thereto, as co-borrowers, entered into a Loan and Security Agreement with the lenders referred to therein (the “Lenders”), K2 HealthVentures LLC, as administrative agent and Canadian collateral agent for the Lenders, and Ankura Trust Company, LLC, as collateral trustee for the Lenders.

This Form 8-K/A is being filed solely for the purpose of correcting a clerical error with respect to the Company’s jurisdiction of incorporation on the Cover Page of the Original Filing. The Original Filing is hereby amended to correctly identify the Company’s jurisdiction of incorporation as British Columbia, Canada. This amendment contains only the Cover Page to this Form 8‑K/A, this Explanatory Note and the Signature Page. Except for this correction, this amendment does not modify or update any disclosure contained in the Original Filing or its exhibits and should be read in conjunction with the Original Filing and its exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND MEDICINE (MINDMED) INC.

Date: September 15, 2023	By:	/s/ Mark R. Sullivan
	Name:	Mark R. Sullivan
	Title:	Chief Legal Officer